ARTICLES OF INCORPORATION

                                       OF

                               HIPSTYLE.COM, INC.

                                Articles I. Name
                               ------------------

The name of the corporation shall is:

HIPSTYLE.COM, INC.

                               Article II. Address
                              --------------------

The mailing address of the Corporation is

          Hipstyle.com, Inc.
          701 Brickell Avenue, Suite 3120
          Miami, FL 33131

                          Article III. Registered Agent
                         ------------------------------

The name and address of the registered agent of the Corporation is:

     Corporate Creations Enterprises, Inc.
     941 Fourth Street #200
     MIami Beach, FL 33139

                         Article IV. Board of Directors
                         ------------------------------

The name of each member of the Corporation's Board of Directors is:

                 Rebecca J. Brock

The affairs of the Corporation shall be managed by a Board of Directors consisting of no less than one director. The number of directors may be increased or decreased from time to time in accordance with the Bylaws of the Corporation. The election of directors shall be done in accordance with the Bylaws. The directors shall be protected from personal liability to the fullest extent permitted by applicable law.

                            Article V. Capital Stock
                            ------------------------

The Corporation shall have the authority to issue 2,000 shares of common stock, par value $.01 per share.

                            Article VI. Incorporator
                            -------------------------

The name and address of the incorporator is:

            Corporate Creations International Inc.
            941 Fourth Street #200
            Miami Beach, FL 33139

                        Article VII. Corporate Existence
                        --------------------------------

The corporate existence of the Corporation shall begin on June 22, 1999.

The undersigned incorporator executed these Articles of Incorporation on June 22, 1999.

Corporate Creations International, Inc.

By: /s/ Greg K. Kuroda
    --------------------
        Greg K. Kuroda Vice President

                              ARTICLES OF AMENDMENT
                                       TO
                               HIPSTYLE.COM, INC.

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

FIRST: Amendment adopted (indicate articles number being amended, added or deleted)

ARTICLE V. CAPITAL STOCK IS AMENDED TO READ AS FOLLOWS:

THE MAXIMUM NUMBER OF SHARE OF STOCK THAT THIS CORPORATION IS AUTHORIZED TO HAVE OUTSTANDING AT ANY TIME ONE TIME IS 100,000,000 SHARES OF COMMON STOCK AT .0001 PAR VALUE.

SECOND: If an amendment provides for an exchange, reclassification or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: January 4, 2000.

FOURTH: Adoption of Amendment:
     The amendment(s) were/was approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     The amendment(s) were/was approved by the shareholders through voting groups. The following statements must be separate provided for each voting group entitled to vote separately on the amendment(s).

     "The number of votes case for the amendment(s) was/were sufficient for approval by ." Voting Group.

     The amendment(s) was/were adopted by the Board of Directors without shareholders action and shareholder action was not required.

     The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 4th day of January, 2000

Signature:/s/ Rebecca J. Brock, President
--------------------------------------------------
(By the Chairman or Vice Chairman of the Board of Directors,
President or other officer if adopted by the shareholders)

                         OR

     (By a Director if adopted by the incorporators)

                    REBECCA BROCK
                    Typed or printed name

                    PRESIDENT
                    Title